EXHIBIT 21  Subsidiaries of the Registrant

Listed below are subsidiaries of CIGNA Corporation as of December 31, 2010 with their jurisdictions of organization shown in parentheses. Those subsidiaries not listed would not, in the aggregate, constitute a “significant subsidiary” of CIGNA Corporation, as that term is defined in Rule 1-02(w) of Regulation S-X.

CIGNA Holdings, Inc. (Delaware)

I. Connecticut General Corporation (Connecticut)
A. Benefits Management Corporation (Montana)
(1) Allegiance Life & Health Company, Inc. (Montana)
(2) Allegiance Re, Inc. (Montana)
B. CIGNA Arbor Life Insurance Company (Connecticut)
C. CIGNA Behavioral Health, Inc. (Minnesota)
(1) CIGNA Behavioral Health of California, Inc. (California)
(2) CIGNA Behavioral Health of Texas, Inc. (Texas)
(3) MCC Independent Practice Association of New York, Inc. (New York)
D. CIGNA Dental Health, Inc. (Florida)
(1) CIGNA Dental Health of California, Inc. (California)
(2) CIGNA Dental Health of Colorado, Inc. (Colorado)
(3) CIGNA Dental Health of Delaware, Inc. (Delaware)
(4) CIGNA Dental Health of Florida, Inc. (Florida)
(5) CIGNA Dental Health of Illinois, Inc. (Illinois)
(6) CIGNA Dental Health of Kansas, Inc. (Kansas)
(7) CIGNA Dental Health of Kentucky, Inc. (Kentucky)
(8) CIGNA Dental Health of Maryland, Inc. (Maryland)
(9) CIGNA Dental Health of Missouri, Inc. (Missouri)
(10) CIGNA Dental Health of New Jersey, Inc. (New Jersey)
(11) CIGNA Dental Health of North Carolina, Inc. (North Carolina)
(12) CIGNA Dental Health of Ohio, Inc. (Ohio)
(13) CIGNA Dental Health of Pennsylvania, Inc. (Pennsylvania)
(14) CIGNA Dental Health of Texas, Inc. (Texas)
(15) CIGNA Dental Health of Virginia, Inc. (Virginia)
(16) CIGNA Dental Health Plan of Arizona, Inc. (Arizona)
E. CIGNA Health Corporation (Delaware)
(1) Healthsource, Inc. (New Hampshire)
(a) CIGNA HealthCare of Arizona, Inc. (Arizona)
(b) CIGNA HealthCare of California, Inc. (California)
(c) CIGNA HealthCare of Colorado, Inc. (Colorado)
(d) CIGNA HealthCare of Connecticut, Inc. (Connecticut)
(e) CIGNA HealthCare of Delaware, Inc. (Delaware)
(f) CIGNA HealthCare of Florida, Inc. (Florida)
(g) CIGNA HealthCare of Georgia, Inc. (Georgia)
(h) CIGNA HealthCare of Illinois, Inc. (Illinois)
(i) CIGNA HealthCare of Indiana, Inc. (Indiana)
(j) CIGNA HealthCare of Maine, Inc. (Maine)
(k) CIGNA HealthCare of Massachusetts, Inc. (Massachusetts)
(l) CIGNA HealthCare Mid-Atlantic, Inc. (Maryland)
(m) CIGNA HealthCare of New Hampshire, Inc. (New Hampshire)
(n) CIGNA HealthCare of New Jersey, Inc. (New Jersey)
(o) CIGNA HealthCare of New York, Inc. (New York)
(p) CIGNA HealthCare of North Carolina, Inc. (North Carolina)
(q) CIGNA HealthCare of Ohio, Inc. (Ohio)
(r) CIGNA HealthCare of Pennsylvania, Inc. (Pennsylvania)
(s) CIGNA HealthCare of South Carolina, Inc. (South Carolina)
(t) CIGNA HealthCare of St. Louis, Inc. (Missouri)
(u) CIGNA HealthCare of Tennessee, Inc. (Tennessee)
(v) CIGNA HealthCare of Texas, Inc. (Texas)

(w) CIGNA HealthCare of Utah, Inc. (Utah)
(x) CIGNA Insurance Services Company (South Carolina)
(y) Temple Insurance Company Limited (Bermuda)
F. CIGNA HealthCare Holdings, Inc. (Colorado)
(1) CIGNA HealthCare — Pacific (California)
(2) CIGNA HealthCare — Centennial State (Colorado)
(3) Great-West HealthCare — Illinois (Illinois)
G. CIGNA Health Management, Inc. (Delaware)
H. CIGNA Life Insurance Company of Canada (Canada)
I. CIGNA Life Insurance Company of New York (New York)
J. Connecticut General Life Insurance Company (Connecticut)
(1) CIGNA Health & Life Insurance Company (Connecticut)
(2) Tel Drug of Pennsylvania, LLC (Pennsylvania)
K. Life Insurance Company of North America (Pennsylvania)
(1) CIGNA & CMC Life Insurance Company Limited (China)
(2) LINA Life Insurance Company of Korea (Korea)
L. Tel Drug, Inc. (South Dakota)
II. CIGNA Global Holdings, Inc. (Delaware)
A. CIGNA International Corporation, Inc. (Delaware)
B. CIGNA Global Reinsurance Company, Ltd. (Bermuda)
(1) CIGNA Holdings Overseas, Inc. (Delaware)
(a) CIGNA Apac Holdings Limited (New Zealand)
(i) CIGNA Hong Kong Holdings Company Limited (Hong Kong)
(a) CIGNA Data Services (Shanghai) Company Limited (China)
(b) CIGNA Worldwide General Insurance Company Limited (Hong Kong)
(c) CIGNA Worldwide Life Insurance Company Limited (Hong Kong)
(ii) CIGNA Life Insurance New Zealand Limited (New Zealand)
(iii) CIGNA Taiwan Life Insurance Company Limited (New Zealand)
(b) CIGNA Europe Insurance Company S.A.-N.V. (Belgium)
(c) CIGNA European Services (UK) Limited (United Kingdom)
(d) CIGNA Global Insurance Company Limited (Guernsey, C.I.)
(e) CIGNA Hayat Sigorta A.S. (Turkey)
(f) CIGNA Insurance Public Company Limited (Thailand)
(g) CIGNA Life Insurance Company of Europe S.A.- N.V. (Belgium)
(h) Vanbreda International N.V. (Belgium)
(2) CIGNA Worldwide Insurance Company (Delaware)
(a) PT. Asuransi CIGNA (Indonesia)